Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 375 to Registration Statement No. 002-41839 on Form N–1A of our report dated June 14, 2017 relating to the financial statements and financial highlights of Fidelity Mid Cap Index Fund and Fidelity Small Cap Index Fund, our reports dated June 15, 2017 relating to the financial statements and financial highlights of Fidelity Large Cap Growth Index Fund, Fidelity Flex Mid Cap Index Fund and Fidelity Flex Small Cap Index Fund, and our reports dated June 16, 2017 relating to the financial statements and financial highlights of Fidelity Large Cap Value Index Fund, each a fund of Fidelity Salem Street Trust, appearing in the Annual Reports on Form N-CSR of Fidelity Salem Street Trust for the year ended April 30, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms”, as applicable, in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

June 22, 2017